CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2012, relating to the financial statements and financial highlights, which appear in the October 31, 2012 Annual Report to Shareholders of Columbia California Tax-Exempt Fund, Columbia Connecticut Intermediate Municipal Bond Fund, Columbia Connecticut Tax-Exempt Fund, Columbia Intermediate Municipal Bond Fund, Columbia International Bond Fund, Columbia Massachusetts Intermediate Municipal Bond Fund, Columbia Massachusetts Tax-Exempt Fund, Columbia New York Intermediate Municipal Bond Fund, Columbia New York Tax-Exempt Fund, and Columbia Strategic Income Fund (ten of the funds constituting Columbia Funds Series Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 27, 2013